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                                                                      Exhibit 23



                             JOINT FILING AGREEMENT


                  The undersigned hereby agree to the joint filing of the
Schedule 13D to which this Agreement is attached.

Dated:  February 9, 1998



                           ANTIOPE PARTNERS L.L.C.
                           (formerly Wolfensohn Partners L.P.)


                           By:  //s
                               --------------------------------
                               Richard C.E. Morgan
                               a Managing Member


                           AMPHION VENTURES L.P.
                           (formerly Wolfensohn Associates II, L.P.)

                           By: Amphion Partners L.L.C.
                               (formerly Wolfensohn Partners II, L.L.C.)
                                    its general partner


                               By:  //s
                               --------------------------------
                                       Richard C.E. Morgan
                                       a Managing Member


                           AMPHION PARTNERS L.L.C.
                           (formerly Wolfensohn Partners II, LLC)


                           By:  //s
                               --------------------------------
                               Richard C.E. Morgan
                               a Managing Member